SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

________________________________________________

Net2Phone, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of Incorporation or Organization)

________________________________________________

22-3559037
(I.R.S. Employer Identification Number)

________________________________________________

520 Broad Street
Newark, New Jersey 07102
(973) 438-3111

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

________________________________________________

Liore Alroy
520 Broad Street
Newark, New Jersey 07102
(973) 438-3111

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Richard W. Porter, P.C.
Kirkland & Ellis LLP
200 E. Randolph Drive
Chicago, Illinois 60601
(312) 861-2000

     Approximate date of commencement of proposed sale to public: This post-effective amendment deregisters those securities that remain unsold hereunder as of the effective date hereof.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

DEREGISTRATION OF SHARES

     This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3, as amended (No. 333-56844), which was originally filed on March 9, 2001, is being filed to deregister unsold shares of common stock of the registrant, Net2Phone, Inc.

     On March 13, 2006, pursuant to that certain merger agreement, dated as of February 17, 2006, the registrant will become a privately held, wholly owned subsidiary of IDT Corporation, and shares of Net2Phone’s common stock will cease to be quoted on the Nasdaq National Market and will be deregistered under the Securities Exchange Act of 1934. On March 13, 2006, the registrant also filed a certification and notice of termination on Form 15 with respect to the registrant’s common stock.

     Therefore, this Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister, as of the effectiveness of this post-effective amendment, all shares of common stock, the sale of which was registered under the Registration Statement, that were not sold under the Registration Statement.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey, on the 13th day of March, 2006.

NET2PHONE, INC.

By:	/s/ Glenn J. Williams

Glenn J. Williams
Executive Vice President of Business and
Legal Affairs, General Counsel and
Secretary of the Company

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Liore Alroy Liore Alroy	Chief Executive Officer (Principal Executive Officer and Director)	March 13, 2006

/s/ Arthur Dubroff Arthur Dubroff	Chief Financial Officer (Principal Financial and Accounting Officer)	March 13, 2006

/s/ Stephen M. Greenberg Stephen M. Greenberg	Chairman of the Board	March 13, 2006

/s/ Howard Jonas Howard Jonas	Vice Chairman of the Board	March 13, 2006

/s/ James A. Courter James A. Courter	Director	March 13, 2006

/s/ Jesse King Jesse King	Director	March 13, 2006

/s/ Harry C. McPherson Harry C. McPherson	Director	March 13, 2006

/s/ James Mellor James Mellor	Director	March 13, 2006

/s/ Marc J. Oppenheimer Marc J. Oppenheimer	Director	March 13, 2006

/s/ Michael Weiss Michael Weiss	Director	March 13, 2006